Exhibit 99.5

 EXHIBIT "99.5"   SWALM &ASSOCIATES, P.C.   Certified Public Accountants, Auditors and Consultants  N, Central Expy. Ste 1200   Richardson, Texas 75080 Office (972)516-880D Fax (972) 516-0600   January 2, 2024   Mr. R. James Anderson, President and Treasurer Mr. Glen Gomez, Vice President and Secretary   Direct Investment Holdings Group, Inc. 150 S. Pine Island Rd., Suite 300  Plantation, FL 33324   Re: Direct Investment Holdings Group, Inc.   Effective immediately, we cease our services as your accountants. This decision is made after   substantial deliberation and is based in part on my upcoming retirement.   As a result of our resignation, and as required by Item 4.01(a) of Form 8-K, "Changes in Registrant's Certifying Accountant," you need to file a Form 8-K with the SEC disclosing certain matters specified   in Item 304(a)(1) of Reg., S-K.    SEC Item 304(a)(3) requires you provide us with a copy of the disclosures you're making in the Form 8-K no later than the day the disclosures are filed with the SEC. We are then required to provide a letter  addressed to the SEC stating whether we agree with the statements made by the Company, and, if not why not. Our letter is required to be filed with the SEC as well.    We wish to remind you that you have an unpaid invoice for $3,500. This does not include any services rendered or costs incurred since August 21, 2023, which will be covered by an invoice to be sent to you. We expect payment in full of all of these invoices immediately.    Subject to you making arrangements for the payment of outstanding invoices, we will cooperate with your new accountants. To facilitate that process, please send us a letter authorizing us to make disclosures to your new accountants. Without such a letter, we are ethically prohibited from   communicating with others regarding your company's affairs.   We are prepared to help you make a smooth transition with your new accountants.   Very truly yours,   SWALM & ASSOCIATES, P.C.   Edtweida 544i444.-   Edward S. Swaim, CPA   ESS/mb